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                                                                    Exhibit 10.8
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                   AMETEK, INC. RETIREMENT PLAN FOR DIRECTORS

     WHEREAS, effective January 1, 1983, AMETEK, Inc. ("AMETEK") established the AMETEK, INC. RETIREMENT PLAN FOR DIRECTORS (the "Plan"), as an inducement for the continued service of certain current and future Directors of AMETEK, as well as to reward certain former Directors of AMETEK and to provide such Directors with retirement benefits; and

     WHEREAS, the Plan was amended from time to time thereafter; and

     WHEREAS, effective July 31, 1997, sponsorship of the Plan was transferred to Ametek Aerospace Products, Inc. which thereafter changed its name to "AMETEK, Inc." (the "Company");

     NOW, THEREFORE, the Company hereby amends and restates the Plan to incorporate all prior amendments and to acknowledge the change in Plan sponsorship.

     1.  Definitions.  Wherever they appear in the Plan, the following words and
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phrases shall have the meanings set forth below unless the context clearly requires otherwise. Except when otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and neuter, and vice versa.

     (a) "Annual Fees" shall mean the fees and other remuneration expressed as
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an annual rate payable to a Member in consideration for attending either regularly scheduled or special meetings of the Board of Directors of the Company and any
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committees thereof, but shall not include any amounts received as reimbursement of expenses incurred by a Member or any amounts received from the Company for rendering services to the Company in a capacity other than as a Member of the Board.

     (b) "Company" shall mean AMETEK, Inc. (EIN # 14-1682544).
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     (c) "Member" shall mean a member of the Company's Board of Directors other
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than an individual who is, or has been, covered by the Employees' Retirement
Plan of AMETEK, Inc., and who has accrued or received benefits under such plan.

     (d) "Participant" shall mean a Member who has satisfied the eligibility
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requirements of Section 2 hereof and who becomes a Member prior to January 1,
1997.

     (e) "Plan" shall mean the AMETEK, Inc. Retirement Plan For Directors as
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embodied herein and as amended from time to time.

     (f) "Year of Service".  For purposes of determining a Member's initial
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eligibility to participate in the Plan and the amount of the Participant's benefit under Section 3 hereof, a Participant shall be credited with a Year of Service for each consecutive twelve-month period following the earlier of the date of his election to the Board of Directors of the Company or his appointment or election as an officer of the Company, and each anniversary thereof, during which the Participant serves or has served as either a Member of the Board of Directors of the Company or as an officer of the Company who is not covered by, or is not accruing benefits under, the Employees' Retirement Plan of AMETEK, Inc. Notwithstanding the foregoing, a Participant shall not be credited with more than one Year of Service for any one calendar year, notwithstanding the fact that he serves as both a Member of the Board and as an officer of the Company during such year.
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     2.  Eligibility.  A Member shall be a Participant in the Plan if he has
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completed three (3) Years of Service.

     3.  Amount of Benefit.  The amount of the Participant's monthly benefit
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under the Plan shall equal one-twelfth (1/12) of 100% of the highest rate of
Annual Fees in effect for the Participant during the period in which the Participant served as a Member of the Board of Directors of the Company.

     Notwithstanding the foregoing, a Participant's monthly benefit shall be reduced one-fifth (1/5) for each Year of Service less than five (5).

     4.  Payment of Benefit.  (a) Payment of a Participant's monthly benefit
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shall commence as of the first day of the month coincident with or next following the later of the date on which the Participant ceases to serve as a Director of the Company or his 60th birthday. If the Participant is married on the date his payments are scheduled to commence, he may elect that his benefit be paid to him in the form of a joint and 50% survivor annuity. Under a joint and 50% survivor annuity, the Participant will receive a reduced monthly benefit and upon his death, his spouse, if then alive, shall receive a monthly benefit for the remainder of her lifetime, in an amount equal to fifty percent (50%) of the monthly benefit payable during their joint lives. The amount of the joint and 50% survivor annuity shall be the actuarial equivalent of the single life annuity to which the Participant would otherwise be entitled under this Section 4, and shall be determined by an actuary selected by the Company, on the basis of the actuarial assumptions then being used for the purpose of determining actuarial equivalence under the Employee's Retirement Plan of AMETEK, Inc. A Participant's election to receive his benefits as a joint and 50% survivor annuity may be made, or
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revoked, on a form prescribed by the Company, at any time prior to the date such benefits are to commence. Such an election shall be (i) automatically revoked at the time the Participant's benefits are to commence, if, at that time, the Participant is unmarried; or (ii) irrevocable at the time the Participant's benefits are to commence if, at that time, the Participant is married. The Participant is guaranteed a minimum benefit equal to 60 monthly payments, the remainder payable (i) to his estate if he dies sooner than 60 months after his retirement and he has not elected a joint and 50% survivor annuity; or (ii) to his surviving spouse's estate if he has elected a joint and 50% survivor annuity and she dies before the Participant's and her combined monthly benefits equal 60 monthly payments of the Participant's benefit had he not elected a joint and 50% survivor annuity.

     (b) In the event that a Participant dies after he has attained age 55 but before payment of his benefits has commenced, and the Participant was married on the date of his death, his surviving spouse shall receive a monthly benefit for the remainder of her lifetime equal to the benefit the surviving spouse would have received if payment of the Participant's benefit had commenced on the day before his death in the form of a joint and 50% survivor annuity pursuant to
Section 4(a) of the Plan. If a Participant dies prior to attaining age 55, his surviving spouse shall receive, commencing on the first day of the month coincident with or next following the date the Participant would have attained age 55, a monthly benefit for the remainder of her lifetime equal to the benefit the surviving spouse would have received if payment of the Participant's benefit had commenced on the day before his death in the form of a joint and 50% survivor annuity pursuant to Section 4(a) of the Plan. If the surviving spouse dies before her benefit equals 60 monthly payments of the benefit the Participant would have received if
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payment of the Participant's benefit had commenced on the day before his death, the remainder of the benefit will be payable to her estate. If a Participant dies prior to attaining age 55 and he is not married, his designated beneficiary shall receive a benefit equal to 60 months of the monthly benefit the Participant would have received if payment of the Participant's benefit had commenced on the day before his death.

     5.  Funding.  Nothing in the Plan or otherwise shall be construed as
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obligating the Company to establish a trust fund or otherwise set aside or designate any Company funds for the purpose of providing a benefit for which it becomes obligated by having established the Plan. Any obligation of the Company arising from the Plan shall be satisfied exclusively from the general assets of the Company and neither the Participant nor his surviving spouse shall have any rights under the terms of the Plan greater (or lesser) than the rights of a creditor of the Company.

     6.  Non-Assignability.  No benefit payable under the Plan shall be subject
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in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and in the event of any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under this Plan, payments of such benefit, in the discretion of the Board, shall terminate and in such event, the Board shall hold or apply the same to or for the benefit of such Participant or such other person entitled to the benefit, his spouse, children, parents or other dependents, or any of them, in such manner and in such proportion as the Board may deem appropriate.

     7.  Amendment and Termination.  The Company reserves the right to amend or
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terminate this Plan at any time so as not to admit new Members, it being
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understood that neither the termination of the Plan nor any amendment thereto shall diminish the rights of any individual who, at the date of such amendment or termination, is a Participant or former Participant or the rights of the spouse of such Participant or former Participant, and with respect to such Participant or former Participant, or his spouse, the provisions of the Plan shall continue in full force and effect notwithstanding such amendment or termination.

     8.  Forfeiture for Cause.  Notwithstanding any other provision of the Plan
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to the contrary, if a Participant engages in conduct directed against the
Company which could have a substantial adverse effect upon the Company's business, then, upon written notice to the Participant, (or to his surviving spouse if the Participant has died) his right and the right of his spouse to receive benefits under the Plan shall be forfeited, and any and all obligations of the Company hereunder shall cease.

     9.  Miscellaneous.  (a) If for any reason arising in connection with the
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Plan the Company shall be required to withhold amounts under applicable federal, state or local tax laws, rules or regulations, the Company shall be entitled to deduct and withhold such amounts from any cash payment, whether made pursuant to the Plan or otherwise, to be made by the Company to the person with respect to whom such withholding arises.

     (b) The Plan shall inure to the benefit of, and be binding upon, the Company, and its successors and assigns, including any company into, with, or which the Company may be merged or consolidated, and shall inure to the benefit of, and be binding upon, the Member and his heirs, executors, administrators, and legal representatives.
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     (c) This Plan shall be subject to, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law.

     10.  Effective Date.  This Plan, as amended and restated, shall be
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effective with respect to those individuals who are Participants as of August 1,
1997.

     IN WITNESS WHEREOF, the Company has executed this agreement on this, the 13th day of October, 1997.

                                    AMETEK, INC.



                                    By:  /s/  Walter E. Blankley
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                                              Walter E. Blankley


     A T T E S T
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By:  /s/  Donna F. Winquist
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          Donna F. Winquist

    (SEAL)